Execution Version

Exhibit 10.15

INCREMENTAL FACILITY AMENDMENT, dated as of August 22, 2012 (this “Incremental Amendment”), among REVEL AC, INC., a Delaware corporation (the “Borrower”), certain subsidiaries of Borrower party hereto (collectively, the “Guarantors” and each a “Guarantor”), JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent (in such capacities, the “Agent”), and each lender party hereto (each, individually, an “Additional Lender” and, collectively, the “Additional Lenders”), to the Credit Agreement, dated as of May 3, 2012 (as amended as of August 22, 2012 and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Guarantors, the Agent, each lender from time to time party thereto (collectively, the “Lenders” and each, a “Lender”) and the other parties thereto. Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement.

W I T N E S S E T H :

WHEREAS, Borrower has requested Incremental Extensions of Credit from the Additional Lenders in an aggregate principal amount of $60,000,000 to be used in accordance with Section 3.12 of the Credit Agreement; and

WHEREAS, the Additional Lenders have agreed to provide the Incremental Extensions of Credit to Borrower on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Incremental Extensions of Credit.

(a) Each Additional Lender hereby agrees to provide Incremental Extensions of Credit as set forth in Schedule 1 hereto and (i) severally agrees that it shall be considered a Lender for all purposes under the Loan Documents and agrees to be bound by the terms thereof; (ii) agrees that all Incremental Extensions of Credit shall constitute Revolving Commitments for all purposes of the Loan Documents; (iii) severally agrees to make its Revolving Commitments (including such Incremental Extensions of Credit) available in accordance with the Loan Documents and this Incremental Amendment; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and this Incremental Amendment are required to be performed by it as a Lender and as an Additional Lender; and (vi) agrees to be bound by each of the Loan Documents as a Lender for all purposes thereunder. The terms and provisions of the Incremental Extensions of Credit shall, except as set forth below, be identical to the Revolving Commitments made on the Closing Date. The aggregate amount of the Incremental Extensions of Credit made under this Incremental Amendment shall not exceed $60,000,000.

(b) Each Additional Lender hereby agrees on the Incremental Facility Closing Date (as defined below) to make a Revolving Loan, the proceeds of which will be used to prepay the Revolving Loans of the Existing Lenders immediately prior to such Incremental Facility Closing Date, and shall acquire participations in outstanding Letters of Credit, so that, after giving effect thereto, the Revolving Loans outstanding and participations in outstanding Letters of Credit are held by the Lenders pro rata based on their Revolving Commitments after giving effect to this Incremental Amendment. In lieu of making new Revolving Loans as provided above, at the election of the Administrative Agent, each Additional Lender acquiring a new or additional Revolving Loan Commitment through an Incremental Extension of Credit provided hereunder shall acquire an assignment of existing Revolving Loans (without acquiring the related Revolving Commitments) for a price equal to the outstanding principal amount thereof, so that after giving effect thereto, the Revolving Loans outstanding are held by Lenders pro rata based on their Revolving Loan Commitments after giving effect to this Incremental Amendment.

Section 2. Conditions to Effectiveness. This Incremental Amendment shall become effective on the date (the “Incremental Facility Closing Date”) on which each of the following conditions is satisfied or waived:

(a) Incremental Amendment. The Administrative Agent shall have received executed counterparts of this Incremental Amendment from the Additional Lenders and the other parties hereto.

(b) Corporate Documents. The Administrative Agent shall have received:

(i) a certificate of the secretary or assistant secretary of each Loan Party dated the Incremental Facility Closing Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (i)); and

(ii) a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State (or other applicable Governmental Authority).

(c) Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Incremental Facility Closing Date and signed by a Financial Officer of Borrower, certifying that the conditions (as applicable) specified in Section 4.02 of the Credit Agreement (it being understood that all references to “the date of such Borrowing” in such Section 4.02 of the Credit Agreement shall be deemed to refer to the Incremental Facility Closing Date) have been satisfied.

(d) Cost Consultant Letter. The Administrative Agent shall have received a copy of the Cost Consultant Letter, dated as of the Incremental Facility Closing Date, from the Cost Consultant to the Borrower substantially in the form of Exhibit L to the Disbursement Agreement.

(e) Opinions of Counsel. The Administrative Agent shall have received a favorable written opinion of (i) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Loan Parties and (ii) Cooper Levenson April Niedelman & Wagenheim, P.A., local counsel to the Loan

Parties in New Jersey and gaming counsel to the Loan Parties, in each case (A) dated the Incremental Facility Closing Date, (B) addressed to the Agents and the Additional Lenders and (C) in a form reasonably satisfactory to the Administrative Agent.

(f) [Reserved].

(g) Real Property Collateral Requirements. The Collateral Agent shall have received each of the following:

(i) Mortgage Supplements. Mortgage Supplements in form reasonably satisfactory to the Collateral Agent, including such provisions as shall be necessary to conform such documents to applicable laws or as shall be customary under applicable laws.

(ii) Title Policy. A paid Title Policy in the amount of $100,000,000 issued by Chicago Title Insurance Company.

(h) USA Patriot Act. The Additional Lenders shall have received, sufficiently in advance of the Incremental Facility Closing Date, all documentation and other information that may be required by the Additional Lenders in order to enable compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the United States PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), including the information described in Section 10.13 of the Credit Agreement.

(i) Approvals. Other than the ACHA Approval (as defined in the Credit Agreement), which is not necessary for Credit Extensions of up to $50.0 million in the aggregate at any one time outstanding, all necessary Gaming Approvals and Governmental Authority and third party approvals and/or consents in connection with the transactions contemplated by the Loan Documents shall have been obtained and shall remain in full force and effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, enjoins, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by the Loan Documents. In addition, there shall not exist any judgment, order, injunction or other restraint, and there shall be no pending litigation or proceeding by any Governmental Authority, prohibiting, enjoining or imposing materially adverse conditions on the transactions contemplated by the Loan Documents.

Section 3. Representations and Warranties. By its execution of this Incremental Amendment, each Loan Party hereby represents and warrants to the Agents and the Additional Lenders as of the Incremental Facility Closing Date (before and after giving effect to this Incremental Amendment) that:

(a) The representations and warranties set forth in Article III of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date;

(b) no Default or Event of Default shall have occurred and be continuing; and

(c) the execution, delivery, performance or effectiveness of this Incremental Amendment will not after giving effect to the conditions precedent hereto impair the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document and such Liens continue unimpaired with the same priority to secure repayment of all of the applicable Obligations, whether heretofore or hereafter incurred.

Section 4. Costs and Expenses. Borrower agrees to promptly reimburse or pay all out-of-pocket expenses (including (i) the reasonable legal fees and expenses of Cahill Gordon & Reindel LLP, special counsel to the Agents, Gibbons P.C., special New Jersey counsel to the Agents, and Michael & Carroll P.C., special gaming counsel to the Agents and (ii) the reasonable legal fees and expenses of Paul, Weiss, Rifkind, Wharton & Garrison LLP, special counsel to The Capital Group Companies, Inc. and (iii) the fees and expenses of any consultants and other advisors) required to be reimbursed or paid by Borrower hereunder or under any other Loan Document

Section 5. Acknowledgment and Affirmation.

Each Loan Party hereby expressly (i) acknowledges the terms of the Credit Agreement as amended hereby, (ii) ratifies and affirms after giving effect to this Incremental Amendment its obligations under the Loan Documents (including guarantees and security agreements) executed by such Loan Party and (iii) after giving effect to this Incremental Amendment, acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect.

Section 6. Reference to and Effect on the Credit Agreement. On and after the date of this Incremental Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby. The Credit Agreement and each other Loan Document, as specifically amended by this Incremental Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Incremental Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.

Section 7. Headings. Section headings used herein are for convenience of reference only, are not part of this Incremental Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Incremental Amendment.

SECTION 8. GOVERNING LAW. THIS INCREMENTAL AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 9. Counterparts. This Incremental Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Incremental Amendment by telecopier or other electronic transmission (i.e. a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Incremental Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Incremental Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

REVEL AC, INC., as Borrower

By:
Name: Title:

REVEL AC, LLC, as Guarantor

By:
Name: Title:

REVEL ATLANTIC CITY, LLC, as Guarantor

By:
Name: Title:

REVEL ENTERTAINMENT GROUP, LLC, as Guarantor

By:
Name: Title:

NB ACQUISITION LLC, as Guarantor

By:
Name: Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and Issuing Bank

By:
Name: Title:

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Incremental Amendment as of August [    ], 2012.

CAPITAL RESEARCH AND MANAGEMENT COMPANY, for and on behalf of the Lenders it advises, as an Additional Lender

By:	/s/ David C. Barclay
Name: David C. Barclay Title: Director
Notice Address: 333 South Hope St, 55th Floor
Los Angeles, CA 90071
Attention: Kristine Nishiyama
Telephone: (213) 486-9652
Facsimile: (213) 615-0430

Schedule 1

Incremental Revolving Commitments

Lender	Incremental Revolving Commitment
American High Income Trust	$21,400,000
American Funds Insurance Series – High Income Bond Fund	$3,600,000
Canyon Value Realization Fund LP	$25,000,000
Sola Ltd.	$10,000,000

Total:	$60,000,000